                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   Form 8-K



               Current Report Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



                               February 14, 2000
               Date of Report (Date of earliest event reported)



                               TUT SYSTEMS, INC.
            (Exact name of registrant as specified in its charter)

           Delaware                           0-25291                           94-2958543
------------------------------    -------------------------------    -------------------------------
(State or other jurisdiction of       (Commission File Number)               (I.R.S. Employer
        incorporation)                                                      Identification No.)

                                2495 ESTAND WAY
                       PLEASANT HILL, CALIFORNIA  94523
         (Address of principal executive offices, including zip code)


                                (925) 682-6510
             (Registrant's telephone number, including area code)


                                      N/A
            (Former name or address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets
         ------------------------------------

     Pursuant to an Agreement and Plan of Reorganization dated as of November 16, 1999 (the "Agreement") among Tut Systems, Inc., a Delaware corporation ("Tut"), Fortress Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Tut ("Sub"), FreeGate Corporation ("FreeGate"), U.S. Bank Trust, as Escrow Agent and, with respect to Article VII only, James Mongiello, as Stockholder Representative, on February 14, 2000 (the "Closing"), Tut acquired FreeGate by means of a merger of FreeGate with and into Sub (the "Merger"). As a result of the Merger, each share of FreeGate capital stock was converted into shares of Tut Common Stock according to the following exchange ratios: 0.017617 shares of Tut Common Stock for each share of FreeGate common stock, 0.001516 shares of Tut Common Stock for each share of Series A Preferred Stock, 0.009476 shares of Tut Common Stock for each share of Series B Preferred Stock, 0.021478 shares of Tut Common Stock for each share of Series C Preferred Stock, 0.037903 shares of Tut Common Stock for each share of Series D Preferred Stock. All options and warrants to purchase shares of FreeGate capital stock were cancelled upon the Closing. The Company issued options to purchase Tut Common Stock in substitution for 1,113,000 cancelled options at an exchange ratio of 0.017617 shares of Tut Common Stock for each one share of FreeGate common stock subject to those options. At the Closing, ten percent of the shares issued pursuant to the Merger were deposited into an escrow account to secure the indemnification obligations of FreeGate (the "Escrow Fund"). The Escrow fund is to be governed by the terms set forth in the Agreement at Tut's cost and expense. The Escrow Fund shall be the sole source of funds available for the fulfillment of any indemnification obligations of FreeGate to Tut and Sub.

     The provisions of the Agreement described in this report are qualified in their entirety by reference to the actual text of that agreement, included as an exhibit to this report.

Item 7.  Financial Statements and Exhibits.

     (a) Financial Statements of Business Acquired.

         The audited financial statements for the years ended December 31, 1998 and 1999 of Freegate Corporation.

     (b) Pro Forma Financial Information.

         The unaudited pro forma combined statement of operations for the year ended December 31, 1999 gives effect to the transaction as if it had taken place on January 1, 1999. The unaudited pro forma combined balance sheet as of December 31, 1999 gives effect to the transaction as if it had taken place on December 31, 1999. The unaudited pro forma financial information is not necessarily indicative of the results or financial position that would actually have been reported had the sale and purchase transactions underlying the pro forma adjustments actually been consummated on such dates nor is it necessarily indicative of future operating results or financial position.

     (c) Exhibits.

         The following exhibits are filed herewith:

          2.1 Agreement and Plan of Reorganization dated as of November 16, 1999, as amended, by and among Tut Systems, Inc., Fortress Acquisition Corporation, FreeGate Corporation, U.S. Bank Trust, as Escrow Agent, and, with respect to Article VII only, James Mongiello, as stockholder representative.*

______________________
* Certain exhibits to, and schedules delivered in connection with, the Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Tut agrees to supplementally furnish to the Commission a copy of any such exhibit or schedule upon request.

Item 7(a)       Financial Statements of Business Acquired:

                              FREEGATE CORPORATION

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Report of Independent Accountants.......................................... F-2

Independent Auditors' Report............................................... F-3

Balance Sheets............................................................. F-4

Statements of Operations................................................... F-5

Statements of Stockholder's Equity (Deficit)............................... F-6

Statements of Cash Flows................................................... F-7

Notes to Financial Statements.............................................. F-8

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Stockholders and Board of Directors of FreeGate Corporation

  In our opinion, the accompanying balance sheet as of December 31, 1999 and the related statements of operations, of cash flows, and of stockholders' equity (deficit) present fairly, in all material respects, the financial position of FreeGate Corporation at December 31, 1999, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

                                          /s/ PricewaterhouseCoopers LLP

San Jose, California
February 14, 2000

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors of
FreeGate Corporation

  We have audited the accompanying balance sheet of FreeGate Corporation (the "Company") as of December 31, 1998, and the related statements of operations, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of FreeGate Corporation as of December 31, 1998, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

  The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred net losses and negative operating cash flows since inception that cause substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. Continuation of the Company as a going concern is dependent upon management's ability to obtain additional financing and the successful development and marketing of its products. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                                                    /s/ KPMG LLP

Mountain View, California
April 23, 1999, except
 as to Note 7, which is
 as of November 1, 1999

                              FREEGATE CORPORATION

                                 BALANCE SHEETS
                    (in thousands, except per share amounts)

                                                               December 31,
                                                             ------------------
                                                               1998      1999
                                                             --------  --------
                           ASSETS
Current assets:
  Cash and cash equivalents ................................ $  6,120  $    130
  Accounts receivable, net of allowance for doubtful
   accounts of $201 and $132, respectively .................      557       403
  Inventory ................................................      497       210
  Prepaid expenses and other current assets ................       80       224
                                                             --------  --------
    Total current assets ...................................    7,254       967
Property and equipment, net ................................      661       394
Other assets ...............................................       50        52
                                                             --------  --------
    Total assets ........................................... $  7,965  $  1,413
                                                             ========  ========

       LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Accounts payable ......................................... $    306  $    465
  Accrued liabilities ......................................      690       734
  Notes payable ............................................      --        895
  Capital lease obligations ................................      281       323
  Deferred revenue .........................................      112       418
                                                             --------  --------
    Total current liabilities ..............................    1,389     2,835
Capital lease obligations, net of current portion ..........      547       279
Deferred revenue, net of current portion....................      220       134
                                                             --------  --------
    Total liabilities ......................................    2,156     3,248
                                                             --------  --------
Commitments and contingencies (Note 5)

Stockholders' equity (deficit):
  Convertible preferred stock, $0.0001 par value:
   Series A: 2,500 shares authorized; 2,500 shares issued
    and outstanding as of December 31, 1998 and 1999;
    liquidation preference of $300 .........................      --        --
   Series B: 5,200 shares authorized; 5,067 shares issued
    and outstanding as of December 31, 1998 and 1999;
    liquidation preference of $3,800 .......................      --        --
   Series C: 5,000 shares authorized; 4,706 shares issued
    and outstanding as of December 31, 1998 and 1999;
    liquidation preference of $8,000........................      --        --
   Series D: 5,000 shares authorized; 4,442 shares issued
    and outstanding as of December 31, 1998 and 1999,
    respectively; liquidation preference of $13,325 ........      --        --
  Restricted common stock, $0.0001 par value; 35,000 shares
   authorized; 9,272 and 10,048 shares issued and
   outstanding as of December 31, 1998 and 1999,
   respectively ............................................      --        --
  Additional paid-in capital ...............................   25,779    26,443
  Notes receivable from stockholders .......................     (143)     (275)
  Accumulated deficit ......................................  (19,827)  (28,003)
                                                             --------  --------
    Total stockholders' equity (deficit)....................    5,809    (1,835)
                                                             --------  --------
      Total liabilities and stockholders' equity (deficit).. $  7,965  $  1,413
                                                             ========  ========

   The accompanying notes are an integral part of these financial statements.

                              FREEGATE CORPORATION

                            STATEMENTS OF OPERATIONS
                    (in thousands, except per share amounts)

                                                              Years Ended
                                                              December 31,
                                                            -----------------
                                                              1998     1999
                                                            --------  -------
Revenue ................................................... $  2,824  $ 2,134
Cost of revenue ...........................................    1,819    1,159
                                                            --------  -------
Gross profit ..............................................    1,005      975
                                                            --------  -------
Operating expenses:
  Sales and marketing .....................................    5,771    3,636
  Research and development ................................    4,178    3,899
  General and administrative ..............................    1,807    1,406
  Noncash expense..........................................       17      221
                                                            --------  -------
    Total operating expenses ..............................   11,773    9,162
                                                            --------  -------
Loss from operations ......................................  (10,768)  (8,187)
Interest expense...........................................     (100)     (62)
Interest income............................................      207       76
                                                            --------  -------
Loss before income taxes ..................................  (10,661)  (8,173)
Income taxes ..............................................        1        3
                                                            --------  -------
Net loss .................................................. $(10,662) $(8,176)
                                                            ========  =======
  Net loss per share, basic and diluted ................... $  (1.73) $ (1.03)
                                                            ========  =======
Shares used in computing basic and diluted net loss per
 share.....................................................    6,149    7,964
                                                            ========  =======


   The accompanying notes are an integral part of these financial statements.

                             FREEGATE CORPORATION

                 STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                    YEARS ENDED DECEMBER 31, 1998 AND 1999
                                (in thousands)

                                Convertible Preferred Stock
                  -------------------------------------------------------
                                                                           Restricted                  Notes
                    Series A      Series B      Series C      Series D    common stock   Additional  Receivable
                  ------------- ------------- ------------- ------------- --------------  Paid-In       from     Accumulated
                  Shares Amount Shares Amount Shares Amount Shares Amount Shares  Amount  Capital   Stockholders   Deficit
                  ------ ------ ------ ------ ------ ------ ------ ------ ------  ------ ---------- ------------ -----------
Balances,
December 31,
1997............  2,500   $ --  5,067   $ --  4,706   $ --    --    $ --   8,963   $ --   $12,338      $ --       $ (9,165)
Issuance of
Series D
preferred stock,
net of issuance
costs of $90....    --      --    --      --    --      --  4,442     --     --      --    13,235        --            --
Repurchase of
common stock....    --      --    --      --    --      --    --      --    (790)    --       (72)       --            --
Issuance of
common stock--
options
exercised.......    --      --    --      --    --      --    --      --     964     --       221        --            --
Issuance of
common stock in
exchange for
legal services..    --      --    --      --    --      --    --      --     135     --        40        --            --
Warrants issued
in connection
with capital
lease...........    --      --    --      --    --      --    --      --     --      --        17        --            --
Issuance of
notes receivable
from
stockholders....    --      --    --      --    --      --    --      --     --      --       --        (143)          --
Net loss........    --      --    --      --    --      --    --      --     --      --       --         --        (10,662)
                  -----   ----  -----   ----  -----   ----  -----   ----  ------   ----   -------      -----      --------
Balances,
December 31,
1998............  2,500     --  5,067     --  4,706     --  4,442     --   9,272     --    25,779       (143)      (19,827)
Repurchase of
common stock....    --      --    --      --    --      --    --      --    (400)    --       (49)       --            --
Issuance of
common stock--
options
exercised.......    --      --    --      --    --      --    --      --     886              354        --            --
Issuance of
common stock in
exchange for
services........    --      --    --      --    --      --    --      --     290     --        69        --            --
Warrants issued
under capital
lease...........    --      --    --      --    --      --    --      --     --      --        17        --            --
Warrants issued
under financing
activity........    --      --    --      --    --      --    --      --     --      --       273        --            --
Issuance of
notes receivable
from
stockholders....    --      --    --      --    --      --    --      --     --      --       --        (132)          --
Net loss........    --      --    --      --    --      --    --      --     --      --       --         --         (8,176)
                  -----   ----  -----   ----  -----   ----  -----   ----  ------   ----   -------      -----      --------
Balances,
December 31,
1999............  2,500   $ --  5,067   $ --  4,706   $ --  4,442   $ --  10,048   $ --   $26,443      $(275)     $(28,003)
                  =====   ====  =====   ====  =====   ====  =====   ====  ======   ====   =======      =====      ========
                      Total
                  Stockholders'
                     Equity
                    (Deficit)
                  -------------
Balances,
December 31,
1997............     $ 3,173
Issuance of
Series D
preferred stock,
net of issuance
costs of $90....      13,235
Repurchase of
common stock....         (72)
Issuance of
common stock--
options
exercised.......         221
Issuance of
common stock in
exchange for
legal services..          40
Warrants issued
in connection
with capital
lease...........          17
Issuance of
notes receivable
from
stockholders....        (143)
Net loss........     (10,662)
                  -------------
Balances,
December 31,
1998............       5,809
Repurchase of
common stock....         (49)
Issuance of
common stock--
options
exercised.......         354
Issuance of
common stock in
exchange for
services........          69
Warrants issued
under capital
lease...........          17
Warrants issued
under financing
activity........         273
Issuance of
notes receivable
from
stockholders....        (132)
Net loss........      (8,176)
                  -------------
Balances,
December 31,
1999............     $(1,835)
                  =============

  The accompanying notes are an integral part of these financial statements.

                              FREEGATE CORPORATION

                            STATEMENTS OF CASH FLOWS
                                 (in thousands)

                                                               Years Ended
                                                               December 31,
                                                             -----------------
                                                               1998     1999
                                                             --------  -------
Cash flows from operating activities:
 Net loss .................................................. $(10,662) $(8,176)
 Adjustments to reconcile net loss to net cash used in
  operating activities:
  Depreciation and amortization ............................      352      418
  Noncash warrant expense ..................................       17      221
  Common stock issued for services .........................       40       69
  Changes in operating assets and liabilities:
   Accounts receivable .....................................     (390)     154
   Inventory ...............................................     (359)     287
   Prepaid expenses and other assets .......................      --      (146)
   Accounts payable ........................................       58      159
   Accrued liabilities .....................................      211       44
   Deferred revenue ........................................      314      220
                                                             --------  -------
    Net cash used in operating activities ..................  (10,419)  (6,750)
                                                             --------  -------
Cash flows from investing activities:
 Purchase of property and equipment ........................     (369)    (151)
 Notes receivable from stockholders ........................      200      (10)
                                                             --------  -------
    Net cash used in investing activities ..................     (169)    (161)
                                                             --------  -------
Cash flows from financing activities:
 Proceeds from sale of equipment under sale/leaseback
  arrangement ..............................................      378       55
 Proceeds from sale of preferred stock .....................   13,235      --
 Proceeds from exercise of stock options ...................       78      222
 Principal payments of capital leases ......................     (152)    (226)
 Repurchase of common stock ................................      (72)     (49)
 Proceeds from bridge loan financing .......................      --       919
                                                             --------  -------
    Net cash provided by financing activities                  13,467      921
                                                             --------  -------
Net increase (decrease) in cash and cash equivalents .......    2,879   (5,990)
Cash and cash equivalents at beginning of year .............    3,241    6,120
                                                             --------  -------
Cash and cash equivalents at end of year ................... $  6,120  $   130
                                                             ========  =======
Supplemental disclosure of cash flow information:
 Cash paid during year for interest ........................ $     92  $    79
                                                             ========  =======
 Noncash financing activity:
  Warrants issued in connection with bridge loan............ $    --   $   273
                                                             ========  =======
  Warrants issued in connection with capital lease.......... $     17  $    17
                                                             ========  =======
  Common stock issued for services ......................... $     40  $    69
                                                             ========  =======
  Stock options issued in exchange for notes receivable .... $    143  $   132
                                                             ========  =======

   The accompanying notes are an integral part of these financial statements.

                              FREEGATE CORPORATION

                         NOTES TO FINANCIAL STATEMENTS

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 (a) Description of business

  FreeGate Corporation (the "Company") was incorporated in the state of Delaware on December 26, 1995. FreeGate Corporation provides "all-in-one" Internet and Intranet connectivity solutions for small to medium sized businesses and branch offices. These solutions combine E-mail, web access and publishing, electronic file transfer, remote access, virtual private networking, firewall security, and LAN/router capabilities in an affordable, reliable turnkey system for a nontechnical audience.

  Beyond this integrated Internet and Intranet functionality, the Company provides a remote provisioning and management system that opens up business opportunities for value-added Internet applications and services, with increased security and reliability.

 (b) Basis of presentation

  The Company has incurred net losses and negative operating cash flows since inception that raise substantial doubt about its ability to continue as a going concern. The accompanying financial statements have been prepared assuming the Company continues in existence as a going concern. Continuation of the Company as a going concern is dependent upon the successful conclusion of the merger agreement signed in November 1999 (see Note 7).

 (c) Use of estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported results of operations during the reporting period. Actual results could differ from those estimates.

 (d) Revenue recognition

  On October 1, 1997, the Company adopted Statement of Position (SOP) 97-2, Software Revenue Recognition. The adoption of SOP 97-2 did not have a material effect on the Company's operating results. SOP 97-2 generally requires revenue earned on software arrangements involving multiple elements to be allocated to each element based on the relative fair values of the elements. The fair value of an element must be based on evidence that is specific to the vendor. If a vendor does not have evidence of the fair value of all elements in a multiple-element arrangement, all revenue from the arrangement is deferred until such evidence exists or until all elements are delivered.

  Product revenue is generally recognized upon delivery or if sales are made to a distributor, with right of return, upon sell through, provided the Company deems the receivable to be collectible. Revenue allocated to maintenance is recognized ratably over the maintenance term.

 (e) Concentrations of credit risk

  Financial instruments that subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents, accounts receivable, and a note receivable. The Company maintains all of its cash with one financial institution in the United States. Cash equivalents are comprised of money market funds. The Company's policy limits the amount of credit exposure in any one-debt issue. Management believes the financial risks associated with these financial instruments are minimal. The notes receivable are due from stockholders of the Company and management believes that the risk of credit loss is low. With respect to accounts receivable, the Company performs credit evaluations of its customers and maintains reserves for potential credit losses.

                              FREEGATE CORPORATION

  Significant customer information is as follows:

                                                 Percentage
                                                     of
                                                    Total         Accounts
                                                  Revenues       Receivable
                                                 -------------   -------------
                                                 1998    1999    1998    1999
                                                 -----   -----   -----   -----
     Customer A.................................    46%     19%     --      --
     Customer B.................................    10%     --      21%     --
     Customer C.................................    --      16%     --      41%

 (f) Capitalized software

  Costs related to the research and development for new software products and enhancements to existing software products are expensed as incurred until technological feasibility of the product has been established, at which time such costs are capitalized subject to expected recoverability. As of December 31, 1999, the Company had not capitalized any development costs related to software products.

 (g) Inventory

  Inventory as of December 31, 1999, consisted of finished goods and raw materials valued at the lower of cost, using the first in first out method, or market.

 (h) Property and equipment

  Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation is calculated using the straight-line method over the estimated useful lives of the equipment, generally three years. Assets under capital leases are amortized over the shorter of the lease terms or the estimated useful lives of the assets.

 (i) Income taxes

  The Company utilizes the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance is recorded to reduce deferred tax assets to an amount that is more likely than not to be realized. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

 (j) Stock-based compensation

  The Company accounts for its employee stock option plan in accordance with the provisions of Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. As such, compensation expense is recorded on the date of grant only if the current market price of the underlying stock exceeds the exercise price. Statement of Financial Accounting Standards (SFAS) No. 123, Accounting for Stock-Based Compensation, permits entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, SFAS No. 123 allows entities to continue to apply the provisions of APB Opinion No. 25 and provide pro forma net income or loss disclosures for employee options granted as if the fair value-based method defined in SFAS No. 123 had been applied. The Company has elected to apply the provisions of APB Opinion No. 25 and provide the pro forma disclosure provisions of SFAS No. 123.

                              FREEGATE CORPORATION

 (k) Accumulated other comprehensive income

  In June 1997, the Financial Accounting Standards Board (FASB) issued SFAS No. 130, Reporting Comprehensive Income. SFAS No. 130 establishes standards of reporting and display of comprehensive income and its components of net income and "Other Comprehensive Income" in a full set of general-purpose financial statements. Other comprehensive income refers to revenues, expenses, gains, and losses that are not included in net income but rather are recorded directly in stockholders' equity. SFAS No. 130 was adopted by the Company in 1998 but the Company has no elements of other comprehensive income.

 (l) Impairment of long-lived assets

  In accordance with SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, management evaluates the Company's long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. As of December 31, 1999, the Company does not consider any assets to be impaired.

 (m) Net loss per share

  Basic net loss per share is computed using the weighted-average number of vested outstanding shares of common stock. Diluted net loss per share is computed using the weighted-average number of shares of vested common stock outstanding and when dilutive, unvested common stock outstanding, potential common shares from options and warrants to purchase common and preferred stock using the treasury stock method and from convertible securities using the as-if-converted basis. All potential common shares have been excluded from the computation of diluted net loss per share for all periods presented because the effect would be antidilutive.

  Diluted net loss per share does not include the effect of the following (in thousands):

                                                                1998    1999
                                                               ------- -------
Shares issuable under common stock options....................   1,563   1,839
Shares of unvested common stock subject to repurchase.........   2,017   2,579
Shares issuable pursuant to warrants to purchase common and
 convertible preferred stock..................................      89     426
Shares of convertible preferred stock on an "as-if-converted"
 basis........................................................  16,715  16,715

  The weighted-average exercise price of stock options outstanding was $0.24 and $0.53 as of December 31, 1998 and 1999, respectively. The weighted-average purchase price of unvested stock was $0.11 and $0.41 as of December 31, 1998 and 1999, respectively. The weighted-average exercise price of warrants was $1.14 and $2.61 as of December 31, 1998 and 1999, respectively.

 (n) Recent Accounting Pronouncements

  In June 1998, the FASB issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. FreeGate is required to adopt SFAS No. 133 in fiscal 2001. SFAS No. 133 establishes methods of accounting for derivative financial instruments and hedging activities related to those instruments as well as other hedging activities. To date, the Company has not entered into any derivative financial instruments or hedging activities.

  In December 1999, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin No. 101 ("SAB 101"), "Revenue Recognition in Financial Statements," which provides guidance on the recognition, presentation, and disclosure of revenue in financial statements filed with the SEC. SAB 101

                              FREEGATE CORPORATION
outlines the basic criteria that must be met to recognize revenue and provides guidance for disclosures related to revenue recognition policies. Management believes that the impact of SAB 101 will not have a material effect on the financial position or results of the operations of the Company.

2. BALANCE SHEET COMPONENTS

 (a) Cash and cash equivalents

  The Company considers all highly liquid investments with an original maturity of 90 days or less to be cash equivalents. Cash equivalents as of December 31, 1998 and 1999, consisted of money market funds totaling $5,961,043 and nil, respectively.

 (b) Inventory

  Inventory consisted of the following as of December 31, 1998 and 1999 (in thousands)

                                                                       December
                                                                          31,
                                                                       ---------
                                                                       1998 1999
                                                                       ---- ----
     Finished goods................................................... $400 $164
     Raw materials....................................................   97   46
                                                                       ---- ----
                                                                       $497 $210
                                                                       ==== ====

 (c) Property and Equipment

  Property and equipment consisted of the following as of December 31, 1998 and 1999 (in thousands):

                                                                 December 31,
                                                                 --------------
                                                                  1998    1999
                                                                 ------  ------
     Property and equipment, net:
       Computer equipment and purchased software................ $1,007  $1,158
       Office equipment.........................................    229     229
                                                                 ------  ------
                                                                  1,236   1,387
       Less: Accumulated depreciation and amortization..........   (575)   (993)
                                                                 ------  ------
                                                                 $  661  $  394
                                                                 ======  ======

  Computer equipment and purchased software as of December 31, 1998 and 1999, included equipment under capital leases of approximately $1,037,000 and $1,191,000 respectively, and related accumulated amortization of approximately $283,000 and $847,000, respectively.

 (d) Accrued liabilities

  Accrued liabilities consisted of the following as of December 31, 1998 and 1999 (in thousands):

                                                                      December
                                                                         31,
                                                                      ---------
                                                                      1998 1999
                                                                      ---- ----
     Accrued compensation............................................ $146 $119
     Accrued warranty................................................   64  149
     Legal and professional fees.....................................  135  199
     Other...........................................................  345  267
                                                                      ---- ----
                                                                      $690 $734
                                                                      ==== ====

                              FREEGATE CORPORATION

3. STOCKHOLDERS' EQUITY

 (a) Convertible preferred stock

  The rights, preferences, and privileges of the holders of Series A, B, C, and D convertible preferred stock are as follows:

  . The holders of Series D convertible preferred stock shall be entitled to receive dividends, at a rate of $0.18 per share, per annum in preference to holders of Series A, B, and C convertible preferred stock payable when and if declared by the Company's Board of Directors. The holders of Series A, B, and C convertible preferred stock are entitled to receive dividends at the rate of $0.0075, $0.045, and $0.102, per share, respectively, per annum, payable when and if declared by the Company's Board of Directors in preference and priority to any payments of dividends to holders of the Company's common stock. The dividend rights are not cumulative.

  . The holders of Series D convertible preferred stock have a liquidation preference of $3.00 per share in preference to the holders of Series A, B, and C convertible preferred stock. Subject to Series D rights, the holders of Series A, B, and C convertible preferred stock have a liquidation preference of $0.12, $0.75, and $1.70 per share, respectively. After payment of the liquidation preference, all remaining assets of the Company shall be distributed among holders of convertible preferred stock and common stock pro rata on an "as-if-converted" basis. Distributions to holders of convertible preferred stock are limited to an aggregate of $0.24, $1.50, $3.40, and $6.00 per share to holders of Series A, B, C, and D convertible preferred stock, respectively. After payment of the maximum liquidation distribution to holders of convertible preferred stock, any remaining assets of the Company will be distributed pro rata to holders of common stock.

  . Each share of convertible preferred stock is convertible into one share of common stock. Conversion will occur automatically upon an initial public offering with a price of not less than $4.50 per share and proceeds in excess of $30,000,000.

  . Holders of Series A, B, C, and D convertible preferred stock vote equally with shares of common stock on an "as-if-converted" basis.

  . Holders of Series A, B, C, and D convertible preferred stock possess certain registration rights and the right to participate in future financings.

  No dividends have been declared or paid on convertible preferred stock or common stock since inception of the Company.

 (b) Common stock

  During 1996, the Company issued 6,000,000 shares of common stock to the Company's founders in exchange for certain rights and services. The fair value assigned to the rights and services was equivalent to the fair value of the common stock on the issuance date as determined by the Board of Directors. Upon issuance, the Company had the right to repurchase 50% of these shares at $0.005 per share. Subject to continued employment of the founders, the repurchase right expired in December 1996 for 25% of the shares and, for the remaining shares, expired ratably over 36 months through December 1999. Under certain circumstances, the shares may immediately vest upon a change in control of the Company.

  Stock issued to the founders, as well as stock issued upon exercise of stock options under the 1996 Stock Option Plan, is subject to vesting. The Company reserves the right of first refusal to purchase all vested shares of common stock. All unvested shares of common stock may be repurchased by the Company at the original issuance price upon an employee's termination of employment. The repurchase right expires when the Company's stock becomes publicly traded or upon a change in control of the Company. As of December 31, 1998 and 1999, 2,017,832 and 2,579,419 shares of outstanding common stock, respectively, are unvested and, therefore, subject to repurchase by the Company.

                              FREEGATE CORPORATION

  By decision of the Board of Directors in November 1999, however, these options will vest immediately on the closing date of the merger of the Company.

 (c) 1996 Stock Option Plan

  The Company's 1996 Stock Option Plan (the "Plan") authorizes the granting of incentive and nonstatutory common stock options to employees and nonemployees at exercise prices no less than 85% of the fair market value of the common stock on the grant date, as determined by the Board of Directors. The options may be exercised immediately upon issuance and generally have a term of 10 years. The common stock issued upon the exercise of stock options vests 25% after one year of service and thereafter ratably over 36 months of service. Upon termination of service, an employee's unvested shares may be repurchased by the Company at the option exercise price. Approximately 5,000,000 shares of common stock have been reserved for issuance under the Plan.

 (d) Accounting for stock-based compensation

  Under APB Opinion No. 25, the Company has recorded no compensation costs related to its stock option plan for the year ended December 31, 1999, because the exercise price of each employee option equals or exceeds the market value of the underlying common stock as of the grant date for each employee stock option. Had compensation cost for the Company's plans been determined consistent with the fair value approach enumerated in SFAS No. 123, the Company's pro forma net loss would have been as follows (in thousands, except per share amounts):

                                                                1998     1999
                                                               -------  ------
     Net loss attributable to common stockholders--as
      reported...............................................  $10,662  $8,176
     Net loss attributable to common stockholders--pro
      forma..................................................   10,677   8,408
     Net loss per share attributable to common stockholders--
      as reported............................................    (1.73)  (1.03)
     Net loss per share attributable to common stockholders--
      pro forma..............................................    (1.74)  (1.06)

  The fair value of employee options granted was estimated on the date of grant using the minimum-value method. The fair value of nonemployee options granted was estimated on the date of grant using the Black-Scholes option-pricing model. There were no nonemployee options granted in 1998. The following weighted-average assumptions were used in these calculations: risk-free interest rate of approximately 5.3% and 6.1% for the years ended 1998 and 1999, respectively; expected life of five years and ten years for the years ended December 31, 1998 and 1999, respectively; no dividends and expected volatility of 0% and 65% for employee and nonemployee options, respectively.

  The weighted average fair values of options granted in 1998 and 1999 was $0.07 and $0.24, respectively.

                              FREEGATE CORPORATION

  A summary of activity under the Company's option plan for the period from January 1, 1998 to December 31, 1999, is presented below (in thousands, except per share amounts):


                                                                    Options
                                                                  Outstanding
                                                                ----------------
                                                                        Weighted
                                                       Options          Average
                                                      Available         Exercise
                                                      for Grant Shares   Price
                                                      --------- ------  --------
Balances as of January 1, 1998 ......................     805    1,232   $0.15
  Granted ...........................................  (1,286)   1,286    0.30
  Exercised .........................................     --      (444)   0.18
  Canceled ..........................................     511     (511)   0.23
  Unvested stock repurchased ........................     790      --     0.09
                                                       ------   ------
Balances as of December 31, 1998.....................     820    1,563    0.24
  Granted ...........................................  (2,554)   2,554    0.46
  Exercised .........................................     --      (941)   0.19
  Canceled ..........................................   1,337   (1,337)   0.29
  Unvested stock repurchased ........................     400      --     0.13
                                                       ------   ------
Balances as of December 31, 1999.....................       3    1,839   $0.53
                                                       ======   ======

In addition to the 1996 stock option plan, the Company granted options of 475,000 and 235,000 for the years ended December 31, 1998 and 1999, respectively.

  A breakdown of the Company's outstanding options as of December 31, 1999 is presented below (in thousands, except per share data):

                              Outstanding                       Exercisable
                    --------------------------------------   ---------------------
                                 Weighted
                                 Average        Weighted                Weighted
     Range of       Number      Remaining       Average      Number     Average
     Exercise         of       Contractual      Exercise       of       Exercise
       Price        Shares     Life (Years)      Price       Shares      Price
   -------------    ------     ------------     --------     ------     --------
          $0.075       69          6.68          $0.075         69       $0.075
          $0.170       71          7.55          $0.170         71       $0.170
          $0.300      586          9.31          $0.300        586       $0.300
          $0.700    1,113          9.92          $0.700      1,113       $0.700
                    -----                                    -----
   $0.075-$0.700    1,839          9.51          $0.529      1,839       $0.529
                    =====                                    =====

                              FREEGATE CORPORATION

 (e) Warrants

  Warrants outstanding are as follows (in thousands, except per share amounts):

                                                      Warrants Outstanding
                                                 ------------------------------
                                                        Weighted Average
                                                 Shares  Exercise Price  Amount
                                                 ------ ---------------- ------
   Balance at December 31, 1997.................   75        $1.03       $   77
   Warrants granted.............................   14         1.70           25
                                                  ---                    ------
   Balance at December 31, 1998.................   89         1.14          102
   Warrants granted.............................  337         3.00        1,012
                                                  ---                    ------
   Balance at December 31, 1999.................  426        $2.61       $1,114
                                                  ===                    ======

  The Company issued warrants in 1996 and 1997 for the purchase of 52,668 shares of Series B convertible preferred stock and 22,058 shares of Series C convertible preferred stock, respectively. The Series B convertible preferred stock warrants will expire on the later of June 17, 2003, or three years from the effective date of an initial public offering. The Series C preferred stock warrants will expire on the later of September 1, 2004, or three years from the effective date of an initial public offering. In addition, the warrants expire immediately upon either of the following:

  . An initial public offering whereby the per share sale price to the public is $3.40 or higher, or if requested by the underwriter.

  . A merger or sale of substantially all of the Company's assets.

  In connection with a credit facility, the Company issued warrants in 1998 for the purchase of 14,706 shares of Series C convertible stock at an exercise price of $1.70 per share. The fair value of the preferred stock warrants at the date of grant was $1.17 and will expire on the later of February 1, 2005 or three years from the effective date of an initial offering. In addition, the warrants expire immediately upon either of the following:

  . An initial public offering whereby the per share sale price to the public is $4.50 or higher,or if requested by the underwriter.

  . A merger or sale of substantially all of the Company's assets.

  In connection with a capital lease, the Company issued warrants in 1999 for the purchase of 8,333 shares of Series D convertible preferred stock at an exercise price of $3.00 per share. The fair value of the Series D convertible preferred stock warrants at the date of grant was $2.07. The Company determined the fair value of Series D warrants using the Black-Scholes model with the following assumptions: risk free interest rate of 6.1%; expected life of seven years; volatility of 65%; and no dividend yield. The Series D preferred stock warrants will expire on the later of January 1, 2006 or three years from the effective date of an initial public offering. In addition, the warrants expire immediately upon either of the following:

  . An initial public offering whereby the per share sale price to the public is $3.40 or higher, or if requested by the underwriter.

  . A merger or sale of substantially all of the Company's assets.

  In connection with short-term note payable agreements entered into during 1999, the Company issued 329,079 Series D preferred stock warrants at a price of $3.00 per share. The fair value of preferred stock warrants at the date of the grant was $0.67. The Company determined the fair value of the Series D warrants using the Black-Scholes model with the following assumptions: risk free interest rate of 6.1%; expected life of seven years; volatility of 65% and no

                              FREEGATE CORPORATION
dividend yield. The warrants are immediately exercisable and expire on the earliest of (i) September 23, 2000; (ii) the effective date of the Company, completing an initial public offering; (iii) on a sale or transfer by the Company of all or substantially all of its assets; or (iv) the acquisition of the Company by another entity.

4. INCOME TAXES

  Income tax expense for the years ended December 31, 1998 and 1999, consisted of state income tax. The difference between the statutory income tax rate of 34% and the Company's effective tax rate is primarily due to the valuation allowance provided for deferred tax assets. The Company has provided a valuation allowance due to the uncertainty of generating future taxable income that would allow for the realization of such deferred tax assets.

  The types of temporary differences that give rise to significant portions of the deferred tax assets and liabilities as of December 31, 1998 and 1999 are as follows (in thousands):

                                                                December 31,
                                                              -----------------
                                                               1998      1999
                                                              -------  --------
     Deferred tax assets:
       Accruals and reserves................................. $   356  $    422
       Deferred start-up costs...............................     667       643
       Deferred revenue......................................     141        54
       Research credit carryforwards.........................     722       957
       Net operating loss carryforwards......................   7,406     9,549
       Fixed assets..........................................       9         9
                                                              -------  --------
         Total gross deferred tax assets.....................   9,301    11,634
       Less: Valuation allowance.............................  (9,301)  (11,634)
                                                              -------  --------
         Total deferred tax assets                            $   --   $    --
                                                              =======  ========

  The change in valuation allowance for the years ended December 31, 1998 and 1999, was $5,038,000 and $2,333,000 respectively.

  The Company has net operating loss carryforwards for federal and state tax purposes of approximately $24,000,000 and $20,500,000, respectively. The federal carryforwards expire from 2010 to 2018. The state net operating loss carryforwards expire in 2003. The Company also has tax credit carryforwards of approximately $591,000 and $366,000 for federal and state tax purposes, respectively, which expire from 2001 to 2003.

  The Internal Revenue Code of 1986, and applicable state tax laws, impose substantial restrictions on the ability of the Company to utilize net operating loss and tax credit carryforwards in the event of an ownership change, as defined. During 1997, the Company underwent an ownership change, and, as a result, the federal and state tax losses and tax credit carryovers incurred through that date are subject to an annual limitation.

5. COMMITMENTS AND CONTINGENCIES

 Lease Obligations

  The Company leases certain equipment and its facilities under various noncancelable operating leases. In addition, the Company has entered into capital lease arrangements for certain office and computer equipment.

                              FREEGATE CORPORATION

  Future minimum lease payments under operating and capital leases as of December 31, 1999, are as follows (in thousands):

     Years Ending December 31,                   Capital Leases Operating Leases
     -------------------------                   -------------- ----------------
     2000.......................................      $359             $469
     2001.......................................       230              482
     2002.......................................        71              352
                                                     -----           ------
     Total minimum lease payments...............       660           $1,303
                                                                     ======
     Less: Amount representing interest.........       (58)
                                                     -----
     Present value of minimum lease payments....       602
     Less: Current portion......................      (323)
                                                     -----
       Long-term lease obligations..............     $ 279
                                                     =====

  Rent expense was $452,184 and $467,439 for the years ended December 31, 1998 and 1999, respectively.

 Notes payable

  The Company entered into short-term note payable agreements with various lenders on September 23, 1999 for $987,000. The notes bear interest of 10% and are payable in full on March 23, 2000. The principal amount outstanding on these notes at December 31, 1999 is $895,000.

6. SEGMENT INFORMATION

  The Company has adopted the provisions of SFAS No. 131, Disclosure about Segments of an Enterprise and Related Information. SFAS No. 131 establishes standards for reporting information about operating segments. The method for determining what information to report is based on the way that management organizes the operating segments within the Company for making operating decisions and assessing financial performance. The Company's chief operating decision-maker is considered to be the Company's Chief Executive Officer (CEO). The consolidated financial information reviewed by the CEO is identical to the information presented in the accompanying statements of operations. Therefore, the Company operates in a single operating segment.

  The CEO does not receive discrete financial information about individual components of the Company's operations. The CEO reviews financial information presented on a consolidated basis accompanied by disaggregated information about revenue by geographic region for purposes of making operating decisions and assessing financial performance.

  Information regarding product revenue and geographic areas for the years ended December 31, 1998 and 1999 are as follows (in thousands):

                                                                    1998   1999
                                                                   ------ ------
     Product and service:
       Product.................................................... $2,747  1,880
       Maintenance................................................     77    254
                                                                   ------ ------
                                                                   $2,824 $2,134
                                                                   ====== ======
     Geographic:
       United States.............................................. $1,219 $1,605
       Japan......................................................  1,303    425
       Canada.....................................................    266     40
       Other......................................................     36     64
                                                                   ------ ------
                                                                   $2,824 $2,134
                                                                   ====== ======

                              FREEGATE CORPORATION

7. SUBSEQUENT EVENTS

  On November 16, 1999, the Company entered into a definitive merger agreement with Tut Systems, Inc. in which the stockholders of the Company received common stock of the acquiring company in exchange for all of the outstanding shares of preferred stock, common stock, shares issuable under common stock options, and shares issuable under warrants for common stock and preferred stock. In accordance with the definitive agreement, the Company's stockholders are to receive 510,931 shares of the acquirer's common stock and approximately 19,600 options to acquire Tut Systems, Inc. common stock. The acquirer has also agreed to pay for all investment banking fees and related closing costs of approximately $1,200,000. The acquisition closed on February 14, 2000.

Item 7(b) Pro Forma Financial Information:

                               TUT SYSTEMS, INC.

               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

  The following unaudited pro forma combined financial statements for Tut Systems, Inc. (the "Company") consist of the Unaudited Pro Forma Combined Statement of Operations for the year ended December 31, 1999 and the Unaudited Pro Forma Combined Balance Sheet as of December 31, 1999. This pro forma financial information gives effect to Tut's acquisition of FreeGate Corporation ("FreeGate") in a business combination to be accounted for as a purchase, which was consummated on February 14, 2000. In exchange for the acquisition of all of FreeGate's outstanding capital stock, Tut issued FreeGate stockholders 510,931 shares of its common stock and reserved approximately 19,600 additional shares for issuance upon the exercise of stock options of FreeGate which will be converted into options to purchase shares of Tut stock.

  The unaudited pro forma combined balance sheet gives effect to this acquisition as if it had occurred on December 31, 1999, by consolidating the balance sheet of FreeGate with the balance sheet of Tut, at December 31, 1999.

  The unaudited pro forma combined statement of operations gives effect to this acquisition as if it had occurred on January 1, 1999, by consolidating the results of operations of FreeGate for the year ended December 31, 1999 with the results of operations of Tut for the year ended December 31, 1999.

  The unaudited pro forma combined statement of operations is not necessarily indicative of the operating results that would have been achieved had the transactions been in effect as of the beginning of the periods presented and should not be construed as being representative of future operating results.

  The historical financial statements of the Company and FreeGate are included elsewhere in this Prospectus and the unaudited pro forma combined financial information presented herein should be read in conjunction with those financial statements and related notes.

                               TUT SYSTEMS, INC.

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                 (in thousands)

                                               December 31, 1999
                                    --------------------------------------------
                                      Tut     FreeGate  Adjustments    Pro Forma
                                    --------  --------  -----------    ---------
              ASSETS
Current assets:
  Cash and cash equivalents........ $ 13,405  $    130   $    --       $ 13,535
  Short-term investments ..........   18,831       --         --         18,831
  Accounts receivable, net ........   11,742       403        --         12,145
  Inventories .....................    8,401       210        --          8,611
  Prepaid expenses and other ......    3,746       224        --          3,970
                                    --------  --------   --------      --------
    Total current assets ..........   56,125       967        --         57,092
Property and equipment, net .......    3,476       394        --          3,870
Intangible assets, net ............    1,774       --      25,409 (A)    27,183
Other assets ......................    3,981        52       --           4,033
                                    --------  --------   --------      --------
    Total assets .................. $ 65,356  $  1,413   $ 25,409      $ 92,178
                                    ========  ========   ========      ========

   LIABILITIES AND STOCKHOLDERS'
          EQUITY (DEFICIT)

Current liabilities:
  Accounts payable ................ $  5,859  $    465   $    --       $  6,324
  Accrued expenses and other
   payables .......................    3,551       734      1,200 (A)     5,485
  Lines of credit .................    1,529       --         --          1,529
  Notes payable....................      --        895        --            895
  Capital lease obligations .......      --        323        --            323
  Deferred revenue ................      770       418        --          1,188
                                    --------  --------   --------      --------
    Total current liabilities .....   11,709     2,835      1,200        15,744
Capital lease obligations, net of
 current portion ..................      --        279        --            279
Deferred revenue, net of current
 portion ..........................    2,125       134        --          2,259
                                    --------  --------   --------      --------
    Total liabilities .............   13,834     3,248      1,200        18,282
                                    --------  --------   --------      --------
Stockholders' equity (deficit):
  Common stock ....................       12       --           1 (A)        13
  Additional paid in capital ......  108,969    26,443    (26,443)(A)   132,417
                                                           23,448 (A)
  Notes receivable from
   stockholders ...................      --       (275)       --           (275)
  Deferred stock compensation .....     (972)      --         --           (972)
  Accumulated deficit .............  (56,487)  (28,003)    28,003 (A)   (57,287)
                                                             (800)(A)
                                    --------  --------   --------      --------
    Total stockholders' equity
     (deficit) ....................   51,522    (1,835)    24,209        73,896
                                    --------  --------   --------      --------
      Total liabilities and
       stockholders' equity
       (deficit)................... $ 65,356  $  1,413   $ 25,409      $ 92,178
                                    ========  ========   ========      ========

    The accompanying notes are an integral part of these unaudited combined financial statements.

                                  TUT SYSTEMS

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                    (in thousands, except per share amounts)

                                          Year Ended December 31, 1999
                                     -------------------------------------------
                                       Tut     FreeGate  Adjustments   Pro Forma
                                     --------  --------  -----------   ---------
Revenue:
  Product .......................... $ 26,266  $ 2,134       $ --       $ 28,400
  License and royalty ..............    1,541      --          --          1,541
                                     --------  -------    --------     ---------
                                       27,807    2,134         --         29,941
Cost of goods sold .................   15,459    1,159         680(B)     17,298
                                     --------  -------    --------     ---------
Gross margin .......................   12,348      975        (680)       12,643
                                     --------  -------    --------     ---------
Operating expenses:
  Sales and marketing ..............   10,523    3,636         --         14,159
  Research and development .........    7,618    3,899         --         11,517
  General and administrative .......    4,429    1,406         --          5,835
  In-process research and
   development .....................    2,600      --          --          2,600
  Amortization of intangibles ......       52      --        4,602(B)      4,654
  Noncash compensation expense .....      455      221         --            676
                                     --------  -------    --------     ---------
    Total operating expenses .......   25,677    9,162       4,602        39,441
                                     --------  -------    --------     ---------
Loss from operations ...............  (13,329)  (8,187)     (5,282)      (26,798)
Interest expense ...................     (608)     (62)        --           (670)
Interest income ....................    2,203       76         --          2,279
Other income, net ..................        1      --          --              1
                                     --------  -------    --------     ---------
Loss before income taxes ...........  (11,733)  (8,173)     (5,282)      (25,188)
Income tax expense .................        1        3         --              4
                                     --------  -------    --------     ---------
Net loss ...........................  (11,734)  (8,176)     (5,282)      (25,192)
Dividend accretion on preferred
 stock .............................     (235)     --          --           (235)
                                     --------  -------    --------     ---------
Net loss attributable to common
 stockholders ...................... $(11,969) $(8,176)   $ (5,282)    $ (25,427)
                                     ========  =======    ========     =========
Net loss per share attributable to
 common stockholders, basic and
 diluted ........................... $  (1.12) $ (1.03)                $   (2.26)
                                     ========  =======                 =========
Shares used in computing net loss
 per share attributable to common
 stockholders, basic and diluted....   10,729    7,964         511        11,240
                                     ========  =======    ========     =========

    The accompanying notes are an integral part of these unaudited combined financial statements.

                               TUT SYSTEMS, INC.

          NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
                                 (in thousands)

NOTE 1--BASIS OF PRESENTATION:

  The pro forma financial information gives effect to Tut's acquisition of FreeGate, consummated on February 14, 2000 in a business combination to be accounted for as a purchase. All the outstanding common and preferred stock of FreeGate was converted into shares of Tut common stock, and all outstanding stock options to purchase shares of FreeGate common shares and options to be issued to FreeGate stockholders and options holders.

  The pro forma financial information has been prepared on the basis of assumptions described in the following notes and include assumptions relating to the allocation of the consideration paid for the assets and liabilities of FreeGate based on preliminary estimates of their fair value. The actual allocation of such consideration may differ from that reflected in the pro forma financial statements after valuations after the closing of the FreeGate acquisition have been completed. Tut does not expect that the final allocation of the purchase price will differ materially from the preliminary allocation.

  The Unaudited Pro Forma Combined Statement of Operations for the year ended December 31, 1999 gives effect to this transaction as if it had taken place on January 1, 1999. The Unaudited Pro Forma Combined Balance Sheet as of December 31, 1999 gives effect to the transaction as if it had taken place on December 31, 1999.

  The pro forma financial information is not necessarily indicative of what the actual financial results would have been had the transaction taken place on January 1, 1999 and do not purport to indicative the results of future operations.

NOTE 2--PURCHASE PRICE ALLOCATION:

  The unaudited pro forma combined information reflects a total purchase price of $24.7 million from 510,931 shares of common stock, approximately 19,600 options to acquire common stock and acquisition related expenses, consisting primarily of investment advisory, legal and other professional fees. The Company valued the options using the Black-Scholes option pricing model, applying an average expected life of 4 years, a weighted average risk free rate of 6%, an expected dividend yield of zero percent, a volatility of 80% and a deemed fair value of common stock of $41.81.

  The Company's allocation of aggregate purchase price to the tangible and identifiable assets acquired in connection with this acquisition has been based on a preliminary analysis by the Company and the goodwill, patents and current technology are being amortized over an estimated useful life of five years and assembled workforce is being amortized over an estimated useful life of three years. The allocation is summarized below (in thousands):

     Net liabilities assumed.......................................... $(1,560)
     Current technology...............................................   2,900
     In-process research and development..............................     800
     Assembled workforce..............................................   1,500
     Patents..........................................................     500
     Goodwill.........................................................  20,509
                                                                       -------
       Total purchase price........................................... $24,649
                                                                       =======
     FreeGate's liabilities assumed are derived as follows:
     Total stockholders' deficit...................................... $(1,835)
     Receivable from stockholders.....................................     275
                                                                       -------
       Total.......................................................... $(1,560)
                                                                       =======

                               TUT SYSTEMS, INC.

                                 (in thousands)

  The amount allocated to in-process research and development represents the purchased in-process technology for projects that, as of the date of the acquisition, had not yet reached technological feasibility and had no alternative future use. Based on preliminary assessments, the value of these projects was determined by using the income approach, which discounts expected future cash flows to present value. The discount rate used in the present value calculations were typically derived from a weighted average cost of capital analysis adjusted upwards to reflect additional risks inherent in the development life cycle. These risk factors are reflected in the discount rate used of 30%. Tut expects that the pricing model for products and intellectual property licenses related to the acquisition of FreeGate will be considered standard within the high-technology communications industry. Tut does not expect, however, to achieve expense reductions as a result of integrating the acquired in-process technology. Therefore, the valuation assumptions do not include any anticipated cost savings. Tut expects that products incorporating the acquired technology from this acquisition will be completed and begin to generate cash flows over a six to nine month period after integration. Development of these technologies, however, remains a significant risk due to the remaining effort to achieve technical viability, rapidly changing customer markets, uncertain standards for new products and significant competitive threats from numerous companies. Efforts to develop the acquired technology into commercially viable products consists principally of planning, designing and testing activities necessary to determine that the product can meet market expectations, including functionality and technical requirements. Failure to bring these products to market in a timely manner could result in a loss of market share, or a lost opportunity to capitalize on emerging markets, and could harm our business and operating results.

  The amounts allocated to in-process research and development will be charged to the statement of operations in the period the acquisition is consummated.

NOTE 3--UNAUDITED PRO FORMA COMBINED NET LOSS PER SHARE:

  The net loss per share and shares used in computing the net loss per share for the year ended December 31, 1999 are based upon the Tut historical weighted average common shares outstanding together with the shares issued in the transaction as if such shares were issued January 1, 1999. Common stock issuable upon the exercise of Tut stock options and warrants has been excluded as the effect would be anti-dilutive. In addition to the shares used in computing the net loss per share above, pro forma net loss per share is calculated using the convertible preferred stock outstanding as if such shares were converted to common stock at the time of issuance or January 1, 1999 for the stock issued in the transaction.

NOTE 4--PURCHASE ADJUSTMENTS:

  The following adjustments were applied to the combined financial statements:

  (A) To reflect the issuance of shares in the acquisition and to record estimated transaction costs and other assets and liabilities at their fair values.

  (B) To record amortization of goodwill and other intangibles.

  The amount allocated to in-process research and development has not been included in the unaudited pro forma combined statement of operations as it is nonrecurring. This amount will be expensed in the period the acquisition is consummated.

                                   SIGNATURE

     Pursuant to requirements of the Securities Exchange Act of 1934, Tut Systems, Inc. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    TUT SYSTEMS, INC.

Dated:  February 18, 2000           By: /s/ Nelson B. Caldwell
                                       ----------------------
                                       Nelson B. Caldwell, Vice President and
                                       Chief Financial Officer